UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: December 9, 2008
(Date of earliest event reported)

Rosetta Resources Inc.
(Exact name of registrant as specified in its charter)

DE	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas, Suite 2800 Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

713-335-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 9, 2008, the Board of Directors (the “Board”) of Rosetta Resources, Inc. (the “Company”) adopted amended and restated by-laws (the “Bylaws”). The Bylaws set forth new advance notice provisions in new Sections 2.6 and 3.7 for a stockholder of the Company to propose nominees for election to the Board or to submit other business at an annual or special meeting of stockholders, other than a matter properly brought at an annual meeting in compliance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Bylaws add the requirement for stockholders to provide advance written notice of stockholder proposals or nominations for an annual meeting and require that such advance notice be delivered to the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, subject to certain conditions.  In addition, the Bylaws set forth the scope of information stockholders must provide when bringing other business before a stockholder meeting or nominating a director pursuant to the advance notice provisions.

To be in proper written form, a stockholder’s notice with respect to any business (other than nominations) must state with respect to each such matter such stockholder proposes to bring before the annual meeting (1) a brief description of the business, the text of the proposal or business and the reasons for conducting such business at the annual meeting, (2) certain identifying information with respect to the stockholder and any other person on whose behalf the proposal is made (such stockholder or other person, a “Proposing Person”), (3) the class and number of shares of the Company’s capital stock owned beneficially and of record by the Proposing Person, (4) with respect to each Proposing Person, whether and the extent to which any hedging or other transaction has been entered into by or on behalf of, or any other agreement has been made, the effect or intent of which is to mitigate loss or manage the risk or benefit of share price changes for, or to increase or decrease the voting power of, such Proposing Persons with respect to any Company securities, (5) a description of all arrangements among each Proposing Person and any other person (including their names) relating to the proposal of such business by such stockholder, (6) any material interest of each Proposing Person in such business, and (7) any other information relating to the Proposing Person required to be disclosed in a proxy statement or other filings required to be made in connection with proxy solicitations for election of directors, or would be otherwise required, in each case pursuant to the Exchange Act.

To be in proper written form, a stockholder’s notice with respect to director nominations must set forth (1) as to each nominee, the name, age, business address and residence address of such nominee and his or her principal occupation or employment and (2) as to the stockholder giving notice, (a) certain identifying information with respect to such stockholder and any other person on whose behalf the nomination in made (such stockholder or other person, a “Nominating Person”) and (b) a description of all arrangements between such Nominating Person, any proposed nominee and any other person (including their names) pursuant to which the nomination(s) are to be made by the Nominating Person.  In addition, a stockholder’s notice must include the following with respect to each nominee or Nominating Person: (1) the class and number of shares of the Company’s capital stock owned beneficially or of record by such person, (2) whether and the extent to which any hedging or other transaction has been entered into by or on behalf of, or any other agreement has been made, the effect or intent of which is to mitigate loss or manage the risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any Company securities, and (3) any other information relating to such persons required to be disclosed in a proxy statement or other filings required to be made in connection with proxy solicitations for election of directors pursuant to the Exchange Act.

All stockholder notices, whether with respect to director nominations or otherwise, must include a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business or nomination before the meeting and a statement whether any Proposing Person or Nominating Person, as the case may be, intend to solicit proxies in connection with the proposal or nomination.  Additionally, notices with respect to director nominations must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

As was described in the Company’s proxy statement for its 2008 Annual Meeting of Stockholders, any stockholder proposal intended for inclusion in the Company’s proxy statement for its 2009 Annual Meeting of Stockholders or any stockholder recommendation for a nominee for director at such meeting must have been received by the Company on December 1, 2008.  The foregoing summary is qualified in its entirety by reference to the Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements
    None.

(b) Pro Forma Financial Information
    None.

(c) Shell Company Transactions
    None.

(d) Exhibits.
    3.2 Amended and Restated By-laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2008	ROSETTA RESOURCES INC.

	By:	/s/ Michael J. Rosinski
Michael J. Rosinski
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.2	Amended and Restated By-laws.